Exhibit 4.1.3

FIRST AMENDMENT TO THE AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

This FIRST AMENDMENT (this “First Amendment”) to the Amended and Restated Note Purchase Agreement referred to below, is dated this 2nd day of November, 2007, effective as of September 30, 2007, is by and among StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor Operating LLC, a Delaware limited liability company (the “Company”), the Subsidiaries of the Company set forth on the signature pages hereto (together with the Company, each individually an “Issuer” and collectively, the “Issuers” and together with the General Partner and the Partnership, each individually a “Credit Party” and collectively, the “Credit Parties”) and the Noteholders (as defined below) party hereto.

BACKGROUND

A. Pursuant to that certain Amended and Restated Note Purchase Agreement entered into on August 15, 2007 (as amended, modified or otherwise supplemented from time to time, the “Note Agreement”) by and among the Credit Parties and the purchasers listed on Schedule A attached thereto (collectively, the “Purchasers,” and together with their successors and assigns including, without limitation, future holders of the Notes, herein collectively referred to as the “Noteholders”), the Issuers, among other things, issued to the Purchasers their 9.34% Series B Senior Secured Notes due August 15, 2012, in the aggregate principal amount of $35,000,000 and authorized the issuance of up to $150,000,000 aggregate principal amount of their Shelf Notes.

B. The Issuers have requested that the Noteholders make certain amendments to the Note Agreement and the Intercreditor Agreement.

Now, therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Noteholders and the Credit Parties hereby agree as follows:

1. Definitions.

(a) General Rule. Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Note Agreement and the Intercreditor Agreement.

(b) Amended Definition. The defined term “Consolidated EBITDA” in Schedule B to the Note Agreement is hereby amended to add a new subsection (i) immediately after subsection (h), and immediately before the phrase “minus, in each case” as follows:

“, and (i) for the four (4) fiscal quarters beginning July 1, 2007 through June 30, 2008, the Michigan Due Diligence Costs not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate,”

(c) Additional Definitions. The following additional definitions are hereby added to Schedule B to the Note Agreement to read in their entirety as follows:

“First Amendment” means the First Amendment to the Amended and Restated Note Purchase Agreement dated November 2, 2007.

“Michigan Due Diligence Costs” means the actual costs and expenses incurred by the Issuers in connection with the proposed acquisition of twenty-nine (29) Michigan cemeteries currently under state ordered conservatorship.

2. Amendment to Section 10.2(l). Section 10.2(l) of the Note Agreement is hereby amended and restated in its entirety as follows:

“(l) Unsecured Indebtedness of the General Partner issued solely for the purposed of financing Investments pursuant to Section 10.3(k), and any Guarantees by any Credit Party of such Indebtedness (it being agreed that such Indebtedness may be secured by the property of Persons who are not Credit Parties (or required to be Credit Parties)); and”

3. Amendment to Section 10.3(k). Section 10.3(k) of the Note Agreement is hereby amended and restated in its entirety as follows:

“(k) Investments of the General Partner in the Partnership in order for the General Partner to continue to hold (in its capacity as General Partner) a two percent (2%) Percentage Interest (as such term is defined in the Partnership Agreement) in the Partnership;”

4. Amendment to Intercreditor Agreement. The Noteholders hereby (i) consent and agree to amend the Intercreditor Agreement, and (ii) authorize and direct the Collateral Agent to agree to such amendment as set forth in the First Amendment to Amended and Restated Credit Agreement referred to in Section 13 hereof, so that the references to the dates of the Security Agreement and the Pledge Agreement in the Intercreditor Agreement being “the date hereof” are hereby amended to be references to being dated “September 20, 2004”.

5. Representations and Warranties. Each Credit Party hereby represents and warrants to the Noteholders that, as to such Credit Party:

(a) Representations. Each of the representations and warranties of or as to such Credit Party contained in the Note Agreement and the other Finance Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof;

(b) Power and Authority. (i) Such Credit Party has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this First Amendment and any other documents which the Noteholders require such Credit Party to deliver hereunder (this First Amendment and any such additional documents delivered in connection with this First Amendment are herein referred to as the “First Amendment Documents”); and (ii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by such Credit Party of the First Amendment Documents have been adopted and taken and, upon their execution, the Note Agreement, as amended by this First Amendment and the other First Amendment Documents will constitute the valid and binding obligations of such Credit Party enforceable in accordance with their respective terms, except as such enforcement may be limited by any Debtor Relief Law from time to time in effect which affects the enforcement of creditors’ rights in general and the availability of equitable remedies;

(c) No Violation. The making and performance of the First Amendment Documents will not (i) contravene, conflict with or result in a breach or default under any material applicable law, statute, rule or regulation, or any order, writ, injunction, judgment, ruling or decree of any court, arbitrator or governmental instrumentality, (ii) taking into account such consents as have been obtained in connection with this First Amendment, contravene, constitute a default under, conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any material indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) contravene or violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of any Credit Party;

(d) No Default. No Default or Event of Default has occurred and is continuing, or will exist immediately after giving effect to this First Amendment; and

(e) No Material Adverse Effect. No Material Adverse Effect has occurred since August 15, 2007.

6. Conditions to Effectiveness of Amendment. This First Amendment shall be effective upon the Noteholders’ receipt of the following, each in form and substance reasonably satisfactory to the Noteholders:

(a) First Amendment. This First Amendment, duly executed by the Credit Parties and the Noteholders and consented to by the Lenders;

(b) Amendment to Credit Agreement. The Credit Parties shall deliver a duly executed parallel amendment to the Credit Agreement;

(c) Other Fees and Expenses. Payment to the Noteholders, in immediately available funds, of all amounts necessary to reimburse the Noteholders for the reasonable out-of-pocket fees and costs incurred by the Noteholders, including, without limitation, all such fees and costs incurred by the Noteholders’ attorneys, in connection with the preparation and execution of this First Amendment and any other Finance Document;

(d) Consent and Waivers. Copies of any consents or waivers necessary in order for the Credit Parties to comply with or perform any of its covenants, agreements or obligations contained in any agreement which are required as a result of any Credit Party’s execution of this First Amendment, if any; and

(e) Other Documents and Actions. Such additional agreements, instruments, documents, writings and actions as the Noteholders may reasonably request.

7. No Waiver; Ratification. The execution, delivery and performance of this First Amendment shall not (a) operate as a waiver of any right, power or remedy of the Noteholders under the Note Agreement, any Finance Document or any First Amendment Document and the agreements and documents executed in connection therewith or (b) constitute a waiver of any provision thereof. Except as expressly modified hereby, all terms, conditions and provisions of the Note Agreement and the other Finance Documents shall remain in full force and effect and are hereby ratified and confirmed by the Credit Parties. Nothing contained herein constitutes an agreement or obligation by the Noteholders to grant any further amendments to any of the Finance Documents.

8. Acknowledgments. To induce the Noteholders to enter into this First Amendment, the Credit Parties acknowledge, agree, warrant, and represent that:

(a) Acknowledgment of Obligations; Collateral; Waiver of Claims. (i) The Finance Documents are valid and enforceable against, and all of the terms and conditions of the Finance Documents are binding on, the Credit Parties, except as such enforcement may be limited by any Debtor Relief Law from time to time in effect which affects the enforcement of creditors’ rights in general and the availability of equitable remedies; (ii) the liens and security interests granted to the Collateral Agent, on behalf of the Noteholders, by the Credit Parties pursuant to the Finance Documents are valid, legal and binding, properly recorded or filed and first priority perfected liens and security interests subject only to Permitted Encumbrances, and such liens and security interests will continue to secure the Notes and other Obligations; and (iii) the Credit Parties hereby waive any and all defenses, set-offs and counterclaims which they, whether jointly or severally, may have or claim to have against the Noteholders as of the date hereof.

(b) No Waiver of Existing Defaults. Nothing in this First Amendment nor any communication between any Noteholder, any Credit Party or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of (i) any Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect; or (ii) any rights or remedies which the Noteholders have against any Credit Party under the Note Agreement or any other Finance Document and/or applicable law, with respect to any such Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect.

9. Binding Effect. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law doctrine of the State of New York.

11. Headings. The headings of the sections of this First Amendment are inserted for convenience only and shall not be deemed to constitute a part of this First Amendment.

12. Counterparts. This First Amendment may be executed in any number of counterparts with the same affect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original.

13. Consent to First Amendment to Credit Agreement. To the extent that consent of the Noteholders is required, the Noteholders hereby consent to the First Amendment to Amended and Restated Credit Agreement dated as of the date hereof by and among the Credit Parties, the Lenders, the Administrative Agent and the Collateral Agent.

[Remainder of page intentionally left blank]

The Noteholders hereby and acknowledge and agree to this First Amendment as of the date first above written.

SFT I, INC.

By:
Name:	Peter Kofoed
Title:	Senior Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:	Yvonne Guajardo
Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.

By:
	Name:	Yvonne Guajardo
	Title:	Vice President

First Amendment

Noteholders Signature Page

S-1

This First Amendment is hereby delivered, acknowledged and agreed to as of the date first above written.

Credit Parties

STONEMOR GP LLC

By:
Paul Waimberg, Vice President of Finance

STONEMOR PARTNERS L.P.
	By:	STONEMOR GP LLC
its General Partner

By:
Paul Waimberg, Vice President of Finance

STONEMOR OPERATING LLC

By:
Paul Waimberg, Vice President of Finance

First Amendment

Credit Parties Signature Page

S-2

Additional Credit Parties

Alleghany Memorial Park LLC

Alleghany Memorial Park Subsidiary, Inc.

Altavista Memorial Park LLC

Altavista Memorial Park Subsidiary, Inc.

Arlington Development Company

Augusta Memorial Park Perpetual Care Company

Bedford County Memorial Park LLC

Bedford County Memorial Park Subsidiary LLC

Bethel Cemetery Association

Beth Israel Cemetery Association of Woodbridge, New Jersey

Birchlawn Burial Park LLC

Birchlawn Burial Park Subsidiary, Inc.

Blue Ridge Memorial Gardens LLC

Blue Ridge Memorial Gardens Subsidiary LLC

Butler County Memorial Park LLC

Butler County Memorial Park Subsidiary, Inc.

Cedar Hill Funeral Home, Inc.

Cemetery Investments LLC

Cemetery Investments Subsidiary, Inc.

Cemetery Management Services, L.L.C.

Cemetery Management Services of Mid-Atlantic States, L.L.C.

Cemetery Management Services of Ohio, L.L.C.

Cemetery Management Services of Pennsylvania, L.L.C.

Chartiers Cemetery LLC

Chartiers Cemetery Subsidiary LLC

Clover Leaf Park Cemetery Association

CMS West LLC

CMS West Subsidiary LLC

Columbia Memorial Park LLC

Columbia Memorial Park Subsidiary, Inc.

The Coraopolis Cemetery LLC

The Coraopolis Cemetery Subsidiary LLC

Cornerstone Family Insurance Services, Inc.

Cornerstone Family Services of New Jersey, Inc.

Cornerstone Family Services of West Virginia LLC

Cornerstone Family Services of West Virginia Subsidiary, Inc.

Cornerstone Funeral and Cremation Services LLC

Covenant Acquisition LLC

Covenant Acquisition Subsidiary, Inc.

Crown Hill Cemetery Association

Eloise B. Kyper Funeral Home, Inc.

Glen Haven Memorial Park LLC

Glen Haven Memorial Park Subsidiary, Inc.

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Green Lawn Memorial Park LLC

Green Lawn Memorial Park Subsidiary LLC

Henlopen Memorial Park LLC

Henlopen Memorial Park Subsidiary, Inc.

Henry Memorial Park LLC

Henry Memorial Park Subsidiary, Inc.

J.V. Walker LLC

J.V. Walker Subsidiary LLC

Juniata Memorial Park LLC

Juniata Memorial Park Subsidiary LLC

KIRIS LLC

KIRIS Subsidiary, Inc.

Lakewood/Hamilton Cemetery LLC

Lakewood/Hamilton Cemetery Subsidiary, Inc.

Lakewood Memory Gardens South LLC

Lakewood Memory Gardens South Subsidiary, Inc.

Laurel Hill Memorial Park LLC

Laurel Hill Memorial Park Subsidiary, Inc.

Laurelwood Cemetery LLC

Laurelwood Cemetery Subsidiary LLC

Laurelwood Holding Company

Legacy Estates, Inc.

Locustwood Cemetery Association

Loewen [Virginia] LLC

Loewen [Virginia] Subsidiary, Inc.

Lorraine Park Cemetery LLC

Lorraine Park Cemetery Subsidiary, Inc.

Melrose Land LLC

Melrose Land Subsidiary LLC

Modern Park Development LLC

Modern Park Development Subsidiary, Inc.

Morris Cemetery Perpetual Care Company

Mount Lebanon Cemetery LLC

Mount Lebanon Cemetery Subsidiary LLC

Mt. Airy Cemetery LLC

Mt. Airy Cemetery Subsidiary LLC

Oak Hill Cemetery LLC

Oak Hill Cemetery Subsidiary, Inc.

Osiris Holding Finance Company

Osiris Holding of Maryland LLC

Osiris Holding of Maryland Subsidiary, Inc.

Osiris Holding of Pennsylvania LLC

Osiris Holding of Pennsylvania Subsidiary LLC

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Osiris Holding of Rhode Island LLC

Osiris Holding of Rhode Island Subsidiary, Inc.

Osiris Management, Inc.

Osiris Telemarketing Corp.

Perpetual Gardens.Com, Inc.

The Prospect Cemetery LLC

The Prospect Cemetery Subsidiary LLC

Prospect Hill Cemetery LLC

Prospect Hill Cemetery Subsidiary LLC

PVD Acquisitions LLC

PVD Acquisitions Subsidiary, Inc.

Riverside Cemetery LLC

Riverside Cemetery Subsidiary LLC

Riverview Memorial Gardens LLC

Riverview Memorial Gardens Subsidiary LLC

Rockbridge Memorial Gardens LLC

Rockbridge Memorial Gardens Subsidiary Company

Rolling Green Memorial Park LLC

Rolling Green Memorial Park Subsidiary LLC

Rose Lawn Cemeteries LLC

Rose Lawn Cemeteries Subsidiary, Incorporated

Roselawn Development LLC

Roselawn Development Subsidiary Corporation

Russell Memorial Cemetery LLC

Russell Memorial Cemetery Subsidiary, Inc.

Shenandoah Memorial Park LLC

Shenandoah Memorial Park Subsidiary, Inc.

Southern Memorial Sales LLC

Southern Memorial Sales Subsidiary, Inc.

Springhill Memory Gardens LLC

Springhill Memory Gardens Subsidiary, Inc.

Star City Memorial Sales LLC

Star City Memorial Sales Subsidiary, Inc.

Stephen R. Haky Funeral Home, Inc.

Stitham LLC

Stitham Subsidiary, Incorporated

StoneMor Alabama LLC

StoneMor Alabama Subsidiary, Inc.

StoneMor Colorado LLC

StoneMor Colorado Subsidiary LLC

StoneMor Georgia LLC

StoneMor Georgia Subsidiary, Inc.

StoneMor Illinois LLC

StoneMor Illinois Subsidiary LLC

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

StoneMor Indiana LLC

StoneMor Indiana Subsidiary LLC

StoneMor Kansas LLC

StoneMor Kansas Subsidiary LLC

StoneMor Kentucky LLC

StoneMor Kentucky Subsidiary LLC

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

StoneMor Missouri LLC

StoneMor Missouri Subsidiary LLC

StoneMor North Carolina LLC

StoneMor North Carolina Funeral Services, Inc.

StoneMor North Carolina Subsidiary LLC

StoneMor Oregon LLC

StoneMor Oregon Subsidiary LLC

StoneMor Pennsylvania LLC

StoneMor Pennsylvania Subsidiary LLC

StoneMor Washington, Inc.

StoneMor Washington Subsidiary LLC

Sunset Memorial Gardens LLC

Sunset Memorial Gardens Subsidiary, Inc.

Sunset Memorial Park LLC

Sunset Memorial Park Subsidiary, Inc.

Temple Hill LLC

Temple Hill Subsidiary Corporation

Tioga County Memorial Gardens LLC

Tioga County Memorial Gardens Subsidiary LLC

Tri-County Memorial Gardens LLC

Tri-County Memorial Gardens Subsidiary LLC

Twin Hills Memorial Park and Mausoleum LLC

Twin Hills Memorial Park and Mausoleum Subsidiary LLC

The Valhalla Cemetery Company LLC

The Valhalla Cemetery Subsidiary Corporation

Virginia Memorial Service LLC

Virginia Memorial Service Subsidiary Corporation

WNCI LLC

W N C Subsidiary, Inc.

Westminster Cemetery LLC

Westminster Cemetery Subsidiary LLC

Wicomico Memorial Parks LLC

Wicomico Memorial Parks Subsidiary, Inc.

Willowbrook Management Corp.

Woodlawn Memorial Gardens LLC

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Woodlawn Memorial Gardens Subsidiary LLC

Woodlawn Memorial Park LLC

Woodlawn Memorial Park Subsidiary LLC

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties